EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q3:
  Clarification of certain NSAR information

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EXHIBIT A:
Report of Independent Auditors

To the Board of Trustees and Shareholders of Phoenix Multi-Portfolio Fund

In planning and performing our audits of the financial statements of Phoenix-Aberdeen International Fund, Phoenix-Duff & Phelps Real Estate Securities Fund, Phoenix-Goodwin Emerging Markets Bond Fund and Phoenix-Goodwin Tax-Exempt Bond Fund (constituting Phoenix Multi-Portfolio Fund, hereafter referred to as the "Trust") for the year ended November 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

January 19, 2004
Boston, Massachusetts


EXHIBIT B:
Registrant Name: Phoenix Multi-Portfolio Fund
Exhibit 77Q3-2

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 73B, 73C, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1 - Class A $2,661, Class B $128.
Series 3 - Class A, Class B & Class C is zero.
Series 6 - Class A  $4,700, Class B $734, Class C $13.
Series 7 - Class A $2,944, Class B $3,617, Class C $342.
Series 8 - Class A, Class B, Class C & Class X is zero

72EE-
Series 1 - Class A and Class B, is zero..
Series 3 - Class A, Class B & Class C is zero.
Series 6 - Class A  $574, Class B $147, Class C is zero.
Series 7 - Class A, Class B & Class C is zero.
Series 8 - Class A, Class B, Class C & Class X is zero

73A1/73A2-
Series 1 - Class A $0.3944, Class B $0.3125.
Series 3 - Class A, Class B and Class C is zero.
Series 6 - Class A $0.6150, Class B $0.4980, Class C $0.1490.
Series 7 - Class A $0.6240, Class B $0.5690 Class C $0.5690.
Series 8 - Class A, Class B, Class C & Class X is zero.

73B
Series 1 - Class A  & Class B is zero.
Series 3 - Class A, Class B & Class C is zero
Series 6 - Class A  $0.1204, Class B $0.1204, Class C is zero.
Series 7 - Class A, Class B  & Class C is zero.
Series 8 - Class A, Class B, Class C & Class X is zero.

73C
Series 1 - Class A  & Class B is zero.
Series 3 - Class A, Class B & Class C is zero.
Series 6 - Class A, Class B & Class C is zero.
Series 7 - Class A, Class B  & Class C is zero.
Series 8 - Class A, Class B, Class C & Class X is zero

74U1/74U2-
Series 1 - Class A 6,352, Class B 346.
Series 3 - Class A 6,293, Class B 976, Class C 137.
Series 6 - Class A 12,970, Class B 1,974, Class C 238.
Series 7 - Class A 4,449, Class B 5,646, Class C 430.
Series 8 - Class A, Class B, Class C & Class X is zero

74V1/74V2-
Series 1 - Class A $11.19, Class B $11.26.
Series 3 - Class A $8.21, Class B $7.56, Class C $7.54.
Series 6 - Class A $20.09, Class B $19.91, Class C $20.07.
Series 7 - Class A $8.07, Class B $7.91, Class C $7.95.
Series 8 - Class A, Class B, Class C & Class X is zero